Exhibit 25.3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
_____________

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UMB BANK & TRUST, N.A.
(Exact name of trustee as specified in its charter)

U.S. National Bank	43-1745664
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

2 South Broadway, Suite 600, St. Louis, Missouri	63102
(Address of principal executive offices)	(Zip Code)

Richard F. Novosak, Assistant Vice President
2 South Broadway, Suite 600, St. Louis, Missouri 63102
(314) 612-8483
(Name, address and telephone number of agent for service)

LACLEDE GAS COMPANY
(Exact name of obligor as specified in its charter)

MISSOURI	43-0368139
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Market Street, St. Louis, Missouri	63101
(Address of principal executive offices)	(Zip Code)

FIRST MORTGAGE BONDS
____% Series due
(Title of indenture securities)

GENERAL

Item 1.	General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency of the United States, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.
The obligor is not an affiliate of the trustee or its parent, UMB Bank, N.A.

Items 3. through Item 15.	Not applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.A copy of the articles of association of the trustee as now in effect.
Articles of Association of the Trustee, as now in effect. (Exhibit 1 to Form T-1 with Registration Statement No. 333-165974).
2.A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.
Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 with Registration Statement No. 333-165974).
3.A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.
Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter of evidencing a change in the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-165974).
4.A copy of the existing bylaws of the trustee, or instruments corresponding thereto.
Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-165974).
5.A copy of each Indenture referred to in Item 4, if the obligor is in default.
Not applicable.
6.The consents of United States institutional trustees required by Section 321(b) of the Act.
Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-165974).
7.A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Report of the Condition of the Trustee as of December 31, 2015 (Exhibit 1).

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, UMB Bank & Trust, N.A., a national banking association existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Louis and the State of Missouri, on the 21st day of September, 2016.

UMB BANK & TRUST, N.A.

By: /s/ Brian P. Krippner

NAME: Brian P. Krippner
TITLE: Vice President

EXHIBIT 1

UMB Bank & Trust, N.A.
Consolidated Statement of Condition
As of December 31, 2015

12/31/2015
Assets
Cash and Due from Bank	$—
Total Investment Securities	—
Total Premises and Equipment	—
Accrued Income Receivable	—
Other Assets	3,000,000
Goodwill Net	—
Total Assets	$3,000,000

Liabilities
Accrued Tax and Other	—
Unearned Revenue	—
Total Liabilities	$—

Stockholders Equity
Common Stock	1,000,000
Paid In Surplus	2,000,000
Retained Earnings	—
Total Shareholders Equity	$3,000,000

Total Liabilities and Stockholders Equity	$3,000,000